EXHIBIT 5.1

Jonathan D. Leinwand, P.A.	18305 Biscayne Blvd. Suite 200 Aventura, FL 33160 Tel: (954) 903-7856 Fax: (954) 252-4265
E-mail: jonathan@jdlpa.com

June 7, 2022

BUSINESS WARRIOR COPORATION

455 E Pebble Rd #230912

Las Vegas, NV 89123-0912

To the Board:

We have acted as special counsel to Business Warrior Corporation., a Wyoming corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement, dated June 7, 2022, (the “Registration Statement”), pursuant to which the Company is offering for sale under the Securities Act of 1933, as amended (the “Securities Act”), (i) 8,790,111 (the “Commitment Fee Shares”) of the Company’s common stock par value $.0001, and (ii) 120,209,889 shares (the “Purchase Shares”) of the Company’s common stock, par value $0.0001 per share that may be sold from time-to-time by the Selling Shareholder (together the “Shares”). The Shares are being sold pursuant to a Common Stock Purchase Agreement, dated as of June 6, 2022 (the “Purchase Agreement”), among the Company and Keystone Capital Partners LLC (“Keystone” or the “Selling Shareholder”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus or prospectus supplement (collectively, the “Prospectus”), other than as expressly stated herein with respect to the offer and sale of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.

In acting as special counsel to the Company in connection with the transactions described in the first paragraph above, we have participated in conferences with officers and other representatives of the Company, the independent public accountants for the Company, your counsel and your representatives, at which conferences certain contents of the Registration Statement and the Prospectus and related matters were discussed. Although we are not passing upon or assuming responsibility for the accuracy, completeness or fairness of the statements included or incorporated by reference in or omitted from the Registration Statement, the Prospectus or the Incorporated Documents and have made no independent check or verification thereof (except as provided in paragraph 2 above), based upon our participation in such conferences, no facts have come to our attention that have caused us to believe that, insofar as is relevant to the offering of the Registrable Securities (as defined in the Registration Rights Agreement):

1.	The Commitment Fee Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.

2.

When the Purchase Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the Selling Securityholder, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Registration Statement and the Purchase Agreement, the issuance and sale of the Purchase Shares will have been duly authorized by all necessary corporate action of the Company, and the Purchase Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that certain terms of the Purchase Shares to be issued by the Company from time to time will be authorized and approved by the Company’s board of directors (the “Board”) or one or more committees thereof established by the Board or other person or body designated by the Board having the authority to issue and sell Advance Shares pursuant to the Purchase Agreement in accordance with the Wyoming Business Corporations Act, the certificate of incorporation, the bylaws of the Company and certain resolutions of the Board and one or more committees thereof.

Very Truly Yours,
JONATHAN D. LEINWAND, P.A.

By:	/s/ Jonathan Leinwand
Jonathan Leinwand, Esq.